EXHIBIT 24.1

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Nordeen as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Funding Mortgage Securities II, Inc.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Residential Funding Mortgage Securities II, Inc. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE
TITLE
DATE

/s/ Dennis W. Sheehan
Director
May 29, 1997
Dennis W. Sheehan


/s/ Bruce J. Paradis


Director


May 29, 1997
Bruce J. Paradis


/s/ Davee L. Olson
Davee L. Olson
Director, Treasurer and
Chief Financial Officer
(Principal Financial
Officer)
May 29, 1997


/s/ Christopher J. Nordeen
Christopher J. Nordeen



President and Chief
Executive Officer
(Principal Executive
Officer)


May 29, 1997


/s/ Jack R. Katzmark
Jack R. Katzmark

Comptroller (Principal
Accounting Officer)

May 29, 1997


[NY01B:334787.1]  16069-00377  05/23/97 12:53pm

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